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                                                                   EXHIBIT 10.13

                ENPRO INDUSTRIES, INC. DEFERRED COMPENSATION PLAN


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                ENPRO INDUSTRIES, INC. DEFERRED COMPENSATION PLAN
                                Table of Contents

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
ARTICLE I DEFINITIONS...............................................................................1

         Section 1.1       Definitions..............................................................1

ARTICLE II PLAN ADMINISTRATION......................................................................5

         Section 2.1       Committee................................................................5

ARTICLE III DEFERRED COMPENSATION PROVISIONS........................................................5

         Section 3.1       Eligibility..............................................................5

         Section 3.2       Deferral Elections.......................................................6

         Section 3.3       Matching Contribution Restoration Accounts...............................6

         Section 3.4       Account Adjustments......................................................7

         Section 3.5       Account Payments.........................................................8

         Section 3.6       Withdrawals on Account of an Unforeseeable Emergency.....................9

         Section 3.7       Other Contributions.....................................................10

ARTICLE IV AMENDMENT AND TERMINATION...............................................................10

         Section 4.1       Amendment and Termination...............................................10

ARTICLE V CHANGE IN CONTROL........................................................................11

         Section 5.1       Set Aside...............................................................11

         Section 5.2       Vesting.................................................................11

ARTICLE VI MISCELLANEOUS PROVISIONS................................................................11

         Section 6.1       Nature of Plan and Rights...............................................11

         Section 6.2       Termination of Employment...............................................11

         Section 6.3       Spendthrift Provision...................................................11

         Section 6.4       Employment Noncontractual...............................................12


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
         Section 6.5       Adoption by Other Participating Employers...............................12

         Section 6.6       Applicable Law..........................................................12


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                ENPRO INDUSTRIES, INC. DEFERRED COMPENSATION PLAN

                              Statement of Purpose

         The Company sponsors the EnPro Industries, Inc. Retirement Savings Plan for Salaried Employees (the "Savings Plan"), a tax-qualified defined contribution plan pursuant to which eligible employees may make pre-tax employee contributions and receive related employer matching contributions. Benefits under the Savings Plan may be limited for certain highly compensated employees as a result of the limitations of Sections 401(a)(17), 401(k)(3), 401(m), 402(g) and 415(c) of the Internal Revenue Code, as well as a result of limits placed on the contribution rates of participants in the Savings Plan (including any such limits placed on highly compensated employees established by the administrative committee under the Savings Plan). The Company desires to establish the EnPro Industries, Inc. Deferred Compensation Plan as set forth herein (the "Plan") in order to provide designated highly compensated employees with the opportunity, on a non-qualified, unfunded basis, to defer compensation and receive employer matching contributions that are not available under the Savings Plan due to the limitations described above.

         NOW, THEREFORE, for the purposes aforesaid, the Company hereby establishes the Plan effective as of the Distribution Date, as such term is defined in the Distribution Agreement among Goodrich Corporation, EnPro Industries, Inc. and Coltec Industries Inc (the "Effective Date") to consist of the following Articles I through VI:

                                    ARTICLE I
                                   DEFINITIONS

         Section 1.1 Definitions. Unless the context clearly indicates otherwise, when used in the Plan:

                  Account means, collectively, the Deferral Account and the Matching Contribution Restoration Account.

                  Board means the Board of Directors of the Company.

                  Change in Control means any of the following events:

                  (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange
         Act), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (A) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change in


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         Control: (A) any acquisition directly from the Company (other than by exercise of a conversion privilege), (B) any acquisition by the Company or any of its subsidiaries, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries or (D) any acquisition by any company with respect to which, following such acquisition, more than 70% of, respectively, the then outstanding shares of common stock of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such acquisition in substantially the same proportions as their ownership, solely in their capacity as shareholders of the Company, immediately prior to such acquisition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

                  (ii) individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest; or

                  (iii) shareholder approval of a reorganization, merger or consolidation, in each case, with respect to which all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation, do not, following such reorganization, merger or consolidation, beneficially own, directly or indirectly, solely in their capacity as shareholders of the Company, more than 70% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; or

                  (iv) shareholder approval of (A) a complete liquidation or dissolution of the Company or (B) a sale or other disposition of all or substantially all of the assets of the Company, other than to a company, with respect to which following such sale or other disposition, more than 70% of, respectively, the then outstanding shares of common stock of such company and the combined voting power of the then outstanding voting securities of such company entitled to vote generally in the


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         election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities, solely in their capacity as shareholders of the Company, who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be.

                  Code means the Internal Revenue Code of 1986, as amended. References to the Code shall include the valid and binding governmental regulations, court decisions and other regulatory and judicial authority issued or rendered thereunder.

                  Code Limitations means any one or more of the limitations and restrictions that Sections 401(a)(17), 401(k)(3), 401(m), 402(g) and 415(c) of the Code place on the pre-tax employee contributions and matching employer contributions of a participant in the Savings Plan. In addition, Code Limitations also means and refers to any limits placed on the contribution rate of a participant in the Savings Plan, including any such limits placed on highly compensated employees established by the administrative committee under the Savings Plan.

                  Committee means the Compensation and Human Resources Committee of the Board.

                  Company is defined in the Statement of Purpose as EnPro Industries, Inc. and includes any successor thereto.

                  Covered Incentive Award means, with respect to a Participant, any incentive award payable to such Participant pursuant to any incentive compensation plan of the Company or any Participating Employer approved for purposes of this Plan by the Committee from time to time. Covered Incentive Awards may be payable annually, quarterly, or on such other basis as provided by the applicable plan.

                  Deferral Account means the account established and maintained on the books of a Participating Employer to record a Participant's interest under the Plan attributable to amounts credited to the Participant pursuant to Section 3.2.

                  Effective Date is defined in the Statement of Purpose as the Distribution Date, as such term is defined in the Distribution Agreement among Goodrich Corporation, EnPro Industries, Inc. and Coltec Industries Inc.

                  Eligible Employee means an Employee designated as an Eligible Employee in accordance with Section 3.1. Eligible Employees are eligible to defer compensation in accordance with Section 3.2.


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                  Employee means an individual employed by a Participating
         Employer.

                  Exchange Act means the Securities Exchange Act of 1934.

                  Match Eligible Employee means an Eligible Employee designated as a Match Eligible Employee in accordance with Section 3.1. Match Eligible Employees are eligible to receive allocations of matching contributions in accordance with Section 3.3.

                  Plan is defined in the Statement of Purpose as this plan: the EnPro Industries, Inc. Deferred Compensation Plan, as the same may be amended from time to time.

                  Matching Contribution Restoration Account means the account established and maintained on the books of a Participating Employer to record a Participant's interest under the Plan attributable to amounts credited to the Participant pursuant to Section 3.3.

                  Participant means any Eligible Employee who makes an election to participate in accordance with Section 3.2. Participant shall also include any former Eligible Employee who continues to have an Account maintained under the Plan.

                  Participating Employer means (i) the Company, (ii) each other participating employer under the Savings Plan on the date hereof that is part of the same controlled group of corporations as the Company and
         (iii) any other incorporated or unincorporated trade or business which may hereafter adopt both the Savings Plan and the Plan.

                  Plan Year means the twelve-month period commencing January 1 and ending the following December 31.

                  Potential Change in Control means any of the following events:

                  (i) the Company entering into an agreement, the consummation of which would result in the occurrence of a Change in Control;

                  (ii) the Company or any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange
         Act) publicly announcing an intention to take actions, which if consummated, would constitute a Change in Control; or

                  (iii) the Board in its sole and exclusive discretion determining, based on facts and circumstances, that there is a possible Change in Control.


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                  Savings Plan is defined in the Statement of Purpose as the
         EnPro Industries, Inc. Retirement Savings Plan for Salaried Employees, as the same may be amended from time to time.

                  Savings Plan Compensation means compensation used for purposes of determining the amount of pre-tax employee contributions under the Savings Plan.

Any capitalized terms used in the Plan that are defined in the documents comprising the Savings Plan have the meanings assigned to them in the Savings Plan, unless such terms are otherwise defined above in this Article or unless the context clearly indicates otherwise.

                                   ARTICLE II
                               PLAN ADMINISTRATION

         Section 2.1 Committee. The Plan shall be administered by the Committee. In that regard, the Committee shall be empowered to interpret the provisions of the Plan and to perform and exercise all of the duties and powers granted to it under the terms of the Plan by action of a majority of its members in office from time to time. The Committee may adopt such rules and regulations for the administration of the Plan as are consistent with the terms hereof and shall keep adequate records of its proceedings and acts. All interpretations and decisions made (both as to law and fact) and other action taken by the Committee with respect to the Plan shall be conclusive and binding upon all parties having or claiming to have an interest under the Plan. Not in limitation of the foregoing, the Committee shall have the discretion to decide any factual or interpretative issues that may arise in connection with its administration of the Plan (including without limitation any determination as to claims for benefits hereunder), and the Committee's exercise of such discretion shall be conclusive and binding on all affected parties as long as it is not arbitrary or capricious. The Committee may delegate any of its duties and powers hereunder to the extent permitted by applicable law.

                                   ARTICLE III
                        DEFERRED COMPENSATION PROVISIONS

         Section 3.1 Eligibility. The Committee shall designate which Employees of the Company or any other Participating Employer shall be Eligible Employees for a given Plan Year and whether a person designated as an Eligible Employee shall be a Match Eligible Employee for the Plan Year. An Employee designated as an Eligible Employee with respect to one Plan Year need not be designated as an Eligible Employee for any subsequent Plan Year. Similarly, an Eligible Employee's status as a Match Eligible Employee may be changed by the Committee from one Plan Year to the next. The Plan is intended to limit eligibility to a "select group of management or highly compensated employees" within the meaning of the Employee Retirement Income Security Act of 1974, as amended.


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         Section 3.2       Deferral Elections.

         (a) Time and Form of Elections. Elections to defer compensation for a Plan Year under this Section 3.2 shall be made prior to January 1 of the Plan Year, or at such other times as the Committee may determine consistent with the intent that the Plan operate so as to defer recognition of income taxes on amounts deferred until the date the amounts are actually paid. All elections made under this Section 3.2 shall be made in writing on a form, or pursuant to such other non-written procedures, as may be prescribed from time to time by the Committee and shall be irrevocable for such Plan Year. An election by an Eligible Employee under this Section 3.2 shall continue in effect for all subsequent Plan Years (during which the Employee is an Eligible Employee) unless and until changed or terminated by the Eligible Employee in accordance with procedures established from time to time by the Committee. Any such change in, or termination of, an election under this Section 3.2 shall be effective as of the January 1 of the next succeeding Plan Year and shall be irrevocable for such Plan Year.

         (b) Deferral Elections. An Eligible Employee may elect to defer, on a combined basis with the Savings Plan as hereinafter provided, up to twenty-five percent (25%) of the Eligible Employee's Savings Plan Compensation other than Covered Incentive Awards for a Plan Year and up to fifty percent (50%) of the Eligible Employee's Covered Incentive Awards for the Plan Year. Deferrals shall be made to the maximum extent possible, subject to the Code Limitations, to the Savings Plan, and any such deferrals which cannot be made to the Savings Plan solely because of the Code Limitations shall instead be made to this Plan. The Committee, in its sole and exclusive discretion, may determine to cause the deferral elections described above to be effected through a single election made in coordination with the Savings Plan or through separate deferral elections under this Plan and the Savings Plan.

         (c) Suspension Due to Hardship Withdrawal. If an Eligible Employee's pre-tax employee contributions to the Savings Plan are suspended under the terms of the Savings Plan in connection with a hardship distribution, then all deferrals under this Plan shall be suspended (to the extent such suspension is required by Section 401(k) of the Code) for the same period that the Participant's pre-tax employee contributions to the Savings Plan are suspended.

         (d) Deferral Accounts. A Participating Employer shall establish and maintain on its books a Deferral Account for each Eligible Employee employed by such Participating Employer who elects to defer the receipt of any amount pursuant to this Section 3.2. Such Deferral Account shall be designated by the name of the Eligible Employee for whom established. The amount to be deferred under this Section 3.2 for a given period shall be credited to such Deferral Account as of the date such amount would have otherwise been credited to the Savings Plan but for the Code Limitations.

         Section 3.3 Matching Contribution Restoration Accounts. A Participating Employer shall establish and maintain on its books a Matching Contribution Restoration Account for each Match Eligible Employee employed by such Participating Employer whose matching employer contributions under the Savings Plan shall have been limited, directly or indirectly, by the operation of the Code Limitations. Such Matching Contribution Restoration Account shall be designated by the name of the Match Eligible Employee for whom established. If a Match


                                       6
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Eligible Employee is eligible for an allocation of matching employer contributions for a given period under the Savings Plan, the Eligible Employee's Matching Contribution Restoration Account shall be credited with an amount equal to the excess, if any, of Amount A over Amount B, where:

         Amount A is the amount of matching employer contributions the Match Eligible Employee would have received under the Savings Plan had the Code Limitations not applied to the Savings Plan, taking into account for such purpose all matchable pre-tax and after-tax employee contributions made to the Savings Plan for the applicable period plus all amounts credited to the Eligible Employee's Deferral Account for the applicable period pursuant to Section 3.2 that would have been matchable pre-tax employee contributions had the amounts been deferred under the Savings Plan; and

         Amount B is the amount of matching employer contributions the Match Eligible Employee actually received under the Savings Plan for the applicable period.

         Amounts shall be credited under this Section 3.3 at the same time the related matching employer contributions are credited to the Savings Plan.

         Section 3.4       Account Adjustments.

         (a) Account Adjustments for Deemed Investments. The Committee shall from time to time designate one or more investment vehicle(s) in which the Accounts of Participants shall be deemed to be invested. The investment vehicle(s) may be designated by reference to the investments available under the Savings Plan. Each Participant shall designate the investment vehicle(s) in which his or her Account shall be deemed to be invested according to the procedures developed by the Committee, except as otherwise required by the terms of the Plan. No Participating Employer shall be under an obligation to acquire or invest in any of the deemed investment vehicle(s) under this subparagraph, and any acquisition of or investment in a deemed investment vehicle by a Participating Employer shall be made in the name of such Participating Employer and shall remain the sole property of such Participating Employer. As of the Effective Date, the designated investment vehicles shall be (and shall remain until such time as changed by the Committee in its sole discretion from time to time according to its procedures for designating investments) the following:

         Dreyfus Cash Management Plus Fund
         Dreyfus Premier Core Bond Fund
         Dreyfus Lifetime Growth Fund
         Dreyfus Lifetime Income Fund
         Dreyfus Lifetime Growth & Income Fund
         Deutsche Asset Management Equity 500 Index Fund
         Dreyfus Appreciation Fund
         MFS Mid Cap Value Fund
         Deutsche International Equity Fund
         Dreyfus Premier Future Leaders Fund


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The Committee shall also establish from time to time a default Fund into which a
Participant's Account shall be deemed to be invested if the Participant fails to provide investment instructions pursuant to this Section 3.4. As of the Effective Date, such default Fund shall be the Dreyfus Cash Management Plus
Fund.

         (b) Periodic Account Adjustments. Each Account shall be adjusted from time to time at such intervals as determined by the Committee. The Committee may determine the frequency of Account adjustments by reference to the frequency of Account adjustments under the Savings Plan. The amount of the adjustment shall equal the amount that the Participant's Account would have earned (or lost) for the period since the last adjustment had the Account actually been invested in the deemed investment vehicle(s) designated by the Participant for such period pursuant to this Section 3.4.

         Section 3.5       Account Payments.

         (a) Payment Options. Each Participant shall have the opportunity to make an election as to the method of payment of the Participant's Account following termination of employment in accordance with, and subject to, the terms and provisions of this Section 3.5. Generally, Accounts shall be payable following termination of employment in a single cash payment. However, a Participant may elect either five (5) or ten (10) annual installments in lieu of a single cash payment, or the Participant may elect a combination of a single cash payment and any one of the foregoing installment options, all in accordance with the following provisions:

                  (i) Upon becoming a Participant, the Participant shall be given the opportunity to elect a single cash payment, five (5) or ten
         (10) annual installment payments in lieu of the single cash payment or a combination of a single cash payment and any one of the foregoing installment options. In the event a Participant elects the combination payment method, the Participant must further elect the percentage of the balance of the Account to be paid as a single cash payment. Such elections shall become effective immediately and shall remain in effect unless and until changed as provided herein.

                  (ii) The Participant shall also be given the opportunity to make or change the Participant's payment election as to a single cash payment, annual installments or a combination of a single cash payment and annual installments as provided in Section 3.5(a)(i). Such election shall be effective only if made at least six (6) months prior to the Participant's termination of employment.

                  (iii) Any election made under this Section 3.5(a) shall be made on such form, at such time and pursuant to such procedures as determined by the Committee in its sole discretion from time to time.

                  (iv) For a Participant who does not yet have an election in effect under this Section 3.5(a) or for a Participant who fails to elect a payment option under this Section 3.5(a), the method of payment shall be the single cash payment.

         (b) Single Cash Payments. If and to the extent that a Participant's Account is to be paid to the Participant following termination of employment with the Participating Employers in a single cash payment in accordance with Section 3.5(a), the applicable portion of the Account shall be paid in a single cash payment as soon as administratively practicable (generally within 90 days) following the date of such termination of employment.

         (c) Annual Installments. If and to the extent that a Participant's Account is to be paid to the Participant following termination of employment with the Participating Employers in either five (5) or ten (10) annual installments in accordance with Section 3.5(a), then the first installment shall be payable as soon as administratively practicable (generally within 90 days) following the date of such termination of employment and each subsequent installment shall be payable on or about the anniversary of the first installment. The amount payable for each installment shall equal the applicable portion of the Account payable in installments as of the payment date divided by the number of remaining installments (including the installment then payable). During the installment payment period, the Account shall continue to be adjusted in accordance with the provisions of Section 3.4.

         (d) Vesting of Matching Accounts. Notwithstanding any provision of the Plan to the contrary, if a Participant is not fully (100%) vested in the amount credited to the Participant's matching employer contribution account under the Savings Plan at the time of the Participant's termination of employment with the Participating Employers, then the amount credited to the Participant's Matching Contribution Restoration Account shall be reduced at the time of such termination of employment to an amount equal to the product of (i) the amount then credited to said Matching Contribution Restoration Account multiplied by (ii) the vested percentage applicable to the Participant's matching employer contribution account under the Savings Plan as of the date of such termination of employment. The amount by which the Participant's Matching Contribution Restoration Account is reduced by application of the preceding sentence shall be forfeited at the time the Participant terminates employment.

         (e) Other Payment Provisions. Subject to the provisions of Section 3.6, a Participant shall not be paid any portion of the Participant's Account prior to the Participant's termination of employment with the Participating Employers. Any deferral or payment hereunder shall be subject to applicable payroll and withholding taxes. If a Participant dies prior to having received the entire balance of the Participant's Accounts, the remaining vested balance in the Accounts shall be payable to the Participant's beneficiary(ies) determined under the Savings Plan as and when such amounts would have otherwise been payable to the Participant. In the event any amount becomes payable under the provisions of the Plan to a Participant, beneficiary or other person who is a minor or an incompetent, whether or not declared incompetent by a court, such amount may be paid directly to the minor or incompetent person or to such person's fiduciary (or attorney-in-fact in the case of an incompetent) as the Committee, in its sole discretion, may decide, and the Committee shall not be liable to any person for any such decision or any payment pursuant thereto.

         Section 3.6 Withdrawals on Account of an Unforeseeable Emergency. A Participant who is in active service of a Participating Employer may, in the Committee's sole discretion, receive a refund of all or any part of the amounts previously credited to the Participant's Accounts (to the extent vested) in the case of an "unforeseeable emergency." A Participant requesting a payment pursuant to this Section shall have the burden of proof of establishing, to the Committee's satisfaction, the existence of such "unforeseeable emergency," and the amount of the payment needed to satisfy the same. In that regard, the Participant shall provide the Committee with such financial data and information as the Committee may request. If the Committee determines that a payment should be made to a Participant under this Section such payment shall be made within a reasonable time after the Committee's determination of the existence of such "unforeseeable emergency" and the amount of payment so needed. The Committee may in its discretion establish the order in which amounts shall be withdrawn under this Section from a Participant's Accounts. As used herein, the term "unforeseeable emergency" means a severe financial hardship to a Participant resulting from a sudden and unexpected illness or accident of the Participant or of a dependent of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. The circumstances that shall constitute an "unforeseeable emergency" shall depend upon the facts of each case, but, in any case, payment may not be made to the extent that such hardship is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, or (ii) by liquidation of the Participant's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship. Examples of what are not considered to be "unforeseeable emergencies" include, without limitation, the need to send a Participant's child to college or the purchase of a home. Withdrawals of amounts because of an "unforeseeable emergency" shall not exceed an amount reasonably needed to satisfy the emergency need.

         Section 3.7       Other Contributions. The Participating Employers may

rom time to time, in their sole and exclusive discretion, elect to credit a Participant's Account with additional amounts not otherwise contemplated by this Article.

                                   ARTICLE IV
                            AMENDMENT AND TERMINATION

         Section 4.1 Amendment and Termination. The Company shall have the right and power at any time and from time to time to amend the Plan in whole or in part, on behalf of all Participating Employers, and at any time to terminate the Plan or any Participating Employer's participation hereunder; provided, however, that no such amendment or termination shall reduce the amount actually credited to the Account(s) of any current or former Participant (or beneficiary of a deceased Participant) on the date of such amendment or termination, or further defer the due dates for the payment of such amounts, without the consent of the affected person. Notwithstanding any provision of the Plan to the contrary, in connection with any termination of the Plan the Committee shall have the authority to cause the Accounts of all Participants (and beneficiaries of any deceased Participants) to be paid in a single sum payment as of a date determined by the Committee or to otherwise accelerate the payment of all Accounts in such manner as the Committee shall determine in its discretion.

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                                    ARTICLE V
                                CHANGE IN CONTROL

         Section 5.1 Set Aside. Upon or following the occurrence of a Potential Change in Control, if so directed by the Board in its sole and exclusive discretion, the Company shall set aside in a grantor trust, either existing or to be established, such amount as may be determined by the Board not to exceed the projected benefit obligations under the Plan as of the anticipated date of the possible Change in Control, less any amounts previously set aside in a grantor trust to provide benefits under the Plan.

         If a Change in Control does not occur within a reasonable time from the date such funds are set aside, the funds, adjusted for any gains or losses, shall revert to the Company.

         Section 5.2 Vesting. Upon the occurrence of a Change in Control, each Participant shall become fully vested in his entire Account under the Plan as of the date of the Change in Control. Such vested Account shall be paid at the time and in the manner provided in Section 3.5.

                                   ARTICLE VI
                            MISCELLANEOUS PROVISIONS

         Section 6.1 Nature of Plan and Rights. The Plan is unfunded and intended to constitute an incentive and deferred compensation plan for a select group of officers and key management employees of the Participating Employers. If necessary to preserve the above intended plan status, the Committee, in its sole discretion, reserves the right to limit or reduce the number of actual participants and otherwise to take any remedial or curative action that the Committee deems necessary or advisable. The Accounts established and maintained under the Plan by a Participating Employer are for accounting purposes only and shall not be deemed or construed to create a trust fund of any kind or to grant a property interest of any kind to any Participant, designated beneficiary or estate. The amounts credited by a Participating Employer to such Accounts are and for all purposes shall continue to be a part of the general assets of such Participating Employer, and to the extent that a Participant, beneficiary or estate acquires a right to receive payments from such Participating Employer pursuant to the Plan, such right shall be no greater than the right of any unsecured general creditor of such Participating Employer.

         Section 6.2 Termination of Employment. For the purposes of the Plan, an Employee's employment with a Participating Employer shall not be considered to have terminated so long as the Employee is in the employ of any Participating Employer or other affiliated company.

         Section 6.3 Spendthrift Provision. No Account balance or other right or interest under the Plan of a Participant, beneficiary or estate may be assigned, transferred or alienated, in whole or in part, either directly or by operation of law, and no such balance, right or interest shall be liable for or subject to any debt, obligation or liability of the Employee, designated beneficiary or estate.


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

         Section 6.4 Employment Noncontractual. The establishment of the Plan shall not enlarge or otherwise affect the terms of any Employee's employment with his Participating Employer, and such Participating Employer may terminate the employment of the Employee as freely and with the same effect as if the Plan had not been established.

         Section 6.5 Adoption by Other Participating Employers. The Plan may be adopted by any Participating Employer participating under the Savings Plan, such adoption to be effective as of the date specified by such Participating Employer at the time of adoption.

         Section 6.6 Applicable Law. The Plan shall be governed and construed in accordance with the laws of the State of North Carolina, except to the extent such laws are preempted by the laws of the United States of America.

                            [Signature on next page]


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

         IN WITNESS WHEREOF, this instrument has been executed by the Company
on                , 2002.
   ---------------

                                    ENPRO INDUSTRIES, INC.


                                    By:
                                       -----------------------------------------
                                         Name:
                                               ---------------------------------
                                         Title:
                                               ---------------------------------


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